                                                                     EXHIBIT 4.2

                                TABLE OF CONTENTS

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                                                                           PAGE
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SECTION 1    DEFINITIONS......................................................2

        1.1    Certain Definitions............................................2

SECTION 2    REGISTRATION RIGHTS..............................................4

        2.1    Requested Registration.........................................4
        2.2    Company Registration...........................................7
        2.3    Registration on Form S-3.......................................9
        2.4    Limitations on Subsequent Registration Rights..................9
        2.5    Expenses of Registration......................................10
        2.6    Registration Procedures.......................................10
        2.7    Indemnification...............................................12
        2.8    Termination of Registration Rights............................14
        2.9    Information by Holder.........................................14
        2.10   Rule 144 Reporting............................................15
        2.11   Transfer of Registration Rights...............................15
        2.12   Standoff Agreement............................................15
        2.13   Merger Etc....................................................16

SECTION 3    PREEMPTIVE RIGHT ON COMPANY ISSUES..............................16

        3.1    Company Offer.................................................16
        3.2    Acceptance of Company Offer...................................17
        3.3    Sale to Third Parties.........................................17
        3.4    Closing.......................................................17
        3.5    Termination of Preemptive Rights..............................17

SECTION 4    INFORMATION RIGHTS..............................................17

        4.1    Financial Statements and Other Information....................17

SECTION 5    MISCELLANEOUS...................................................19

        5.1    Governing Law.................................................19
        5.2    Additional Purchasers.........................................19
        5.3    Entire Agreement; Amendment...................................19
        5.4    Notices, etc..................................................19
        5.5    Severability..................................................20
        5.6    Titles and Subtitles..........................................20
        5.7    Adjustments for Stock Splits, Etc.............................20
        5.8    Aggregation of Stock..........................................20
        5.9    Counterparts..................................................20
        5.10   Reservation of Common Stock...................................20
        5.11   Successors and Assigns........................................20
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                                 XCARE.NET, INC.

              SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

        THIS AGREEMENT is made as of July 27, 1999, among XCare.Net, Inc., a Delaware corporation (the "COMPANY"), the purchasers of the Company's Series B Preferred Stock, listed on Exhibit A hereto (each a "PURCHASER" and, collectively, the "PURCHASERS"), the Series B Investors as defined herein, and the Series A Investors as defined herein.

                                    RECITALS

        A. In connection with the sale and issuance of its Series B Preferred Stock, the Company entered into that certain Amended and Restated Investor Rights Agreement dated June 4, 1999 (the "PREVIOUS AGREEMENT") with the purchasers of Series A Preferred Stock (the "SERIES A INVESTORS") and certain purchasers of Series B Preferred Stock in the first closing of the Series B Preferred Stock Financing of the Company (the "SERIES B INVESTORS").

        B. The Company and the Purchasers are parties to that certain Series B Preferred Stock Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") whereby the Company will sell, and the Purchasers will buy, Series B Preferred Stock of the Company.

        C. The obligations of the Company and the Purchasers under the Purchase Agreement are conditional, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

        D. Section 5.3 of the Previous Agreement provides that the written consent of the Company and the holders of a majority of the Registrable Securities (as defined in the Previous Agreement) are required to amend the Previous Agreement.

        E. The Company and certain stockholders who together hold not less than a majority of the Registrable Securities (as defined in the Previous Agreement) now desire to amend and restate the Previous Agreement in its entirety in order to add the Purchasers as parties thereto and to make certain other changes.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the parties agree to amend and restate the Previous Agreement in its entirety as follows:

                                    SECTION 1
                                   DEFINITIONS

        1.1 CERTAIN DEFINITIONS. Hereafter, in this Agreement the following terms shall have the following respective meanings:

                "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                "CONVERSION STOCK" means the Common Stock issued or issuable pursuant to conversion of the Preferred.

                "EXEMPT ISSUANCES" shall mean (i) the sale or issuance of equity securities in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, (ii) the sale or issuance of up to 14,457,000 shares of Common Stock reserved for officers, directors and employees of, and consultants and vendors to the Company pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board, including upon exercise of options or warrants granted pursuant to any such plan or arrangement, (iii) the sale or issuance of the Preferred or the issuance of Conversion Stock upon conversion of the Preferred, (iv) equity securities issued upon conversion, exchange or exercise of any outstanding equity securities, in accordance with the terms thereof, if the Company complied with the provisions of Section 3 in connection with the original issuance of such outstanding equity securities; (v) equity securities issued pursuant to any merger or acquisition by the Company that is approved by the Board and (vi) equity securities issued in connection with the lease of equipment to be used in the Company's business, secured credit agreements, or technology agreements, pursuant to such arrangements approved by at least a majority of the Board, at least one Series A Preferred Stock board representative, and at least one Series B Preferred Stock board representative.

                "HOLDER" or "HOLDERS" shall mean any Investor holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section
2.11 hereof.

                "INITIATING HOLDERS" shall mean any Holders of Series A or Series B Preferred or transferees of such Holders under Section 2.1 hereof who in the aggregate are Holders of greater than 50% of the Series A or Series B Preferred Registrable Securities, respectively.

                "PERSON" shall mean any individual, firm, company, corporation, unincorporated associated, partnership, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

                "PREFERRED" means the Series A Preferred Stock and the Series B Preferred Stock of the Company.


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                "PRO RATA PORTION" shall mean the amount of Company Offered
Securities multiplied by a fraction, the numerator of which shall equal the number of Shares then held by such Person, and the denominator of which shall equal the sum of the aggregate number of Shares held by all Persons.

                "REGISTRABLE SECURITIES" means the Series A Registrable Securities and the Series B Registrable Securities.

                "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2.1,
2.2 and 2.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) any and all fees and expenses incurred in connection with road show presentations and the reasonable fees and disbursements of one counsel for all Holders in any registration pursuant to Sections 2.1, 2.2 and 2.3 hereof.

                "RESTRICTED SECURITIES" shall mean the securities of the Company not available for sale under Rule 144(k) of the Securities Act of 1933.

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

                "SERIES A PREFERRED" means the Series A Preferred Stock of the Company.

                "SERIES B PREFERRED" means the Series B Preferred Stock of the Company.

                "SERIES A REGISTRABLE SECURITIES" means (i) the Conversion Stock, and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Series A Preferred upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Series A Preferred; provided, however, that shares of Common Stock or other securities shall only be treated as Series A Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold or are available for sale in the reasonable opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer


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

restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                "SERIES B REGISTRABLE SECURITIES" means (i) the Conversion Stock, and (ii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Series B Preferred upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred; provided, however, that shares of Common Stock or other securities shall only be treated as Series B Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, or (B) sold or are available for sale in the reasonable opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                "SHARES" held by any Person shall mean the shares of the Company's Preferred Stock (calculated on an as-converted basis) and the shares of Common Stock held by such Person.

                                    SECTION 2
                               REGISTRATION RIGHTS

        2.1 REQUESTED REGISTRATION.

                (a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than twenty percent (20%) of the shares of Series A or Series B Registrable Securities, or any lesser number of shares if the anticipated aggregate offering price would exceed $5,000,000, the Company will:

                        (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                        (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Series A or Series B Registrable Securities as are specified in such request, together with all or such portion of the Series A or Series B Registrable Securities of any Holder or Holders joining in such


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

request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 2.1:

                                (A) In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                (B) Prior to the earlier of (i) six (6) months
after the effective date of the registration statement in respect of the initial public offering of the Company's securities, or (ii) three years after the date of this Agreement;

                                (C) During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

        In addition, the Company shall not be obligated to take any action requested by Initiating Holders of Series A Preferred to effect such registration, qualification, or compliance pursuant to this Section 2.1:

                                (D) After the Company has effected two such
registrations pursuant to this Section 2.1(a) at the request of Initiating Holders of Series A Preferred, and each such registration has been declared or ordered effective;

                                (E) After the Company has effected one such
registration pursuant to this Section 2.1(a) at the request of Initiating Holders of Series A Preferred, and such registration has been declared or ordered effective during the preceding 12 months; or

                                (F) If the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period.


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        In addition, the Company shall not be obligated to take any action requested by Initiating Holders of Series B Preferred to effect such registration, qualification, or compliance pursuant to this Section 2.1:

                                (G) After the Company has effected two such
registrations pursuant to this Section 2.1(a) at the request of Initiating Holders of Series B Preferred, and each such registration has been declared or ordered effective;

                                (H) After the Company has effected one such
registration pursuant to this Section 2.1(a) at the request of Initiating Holders of Series B Preferred, and such registration has been declared or ordered effective during the preceding 12 months; or

                                (I) If the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period.

        Subject to the foregoing clauses (A) through (I), the Company shall file a registration statement covering the Registrable Securities so requested to be registered, after receipt of the request or requests of the Initiating Holders. Any registration pursuant to this Section 2.1 shall not be treated as a request for registration by the Initial Holders if greater than twenty percent of the shares of Common Stock requested to be registered are not registered.

                (b) Underwriting. In the event that a registration pursuant to
Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1(b), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

        The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this
Section 2.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities to be included in the registration shall be allocated in the following manner:


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

                        (i)first, among all Holders of Registrable Securities of the same class of Series A or Series B Preferred requested by the Initiating Holders, on a pro rata basis, as nearly as practicable up to the lesser of the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement, or 70% of the total number of shares to be included in the registration if that total number is less than the total number of outstanding shares of Preferred;

                        (ii) second, among all Holders of Registrable Securities of the class of Series A or Series B Preferred not requested by the Initiating Holders, on a pro rata basis, as nearly as practicable up to the respective amounts of Registrable Securities held by such Holders at the time of the filing of the Registration Statement;

                        (iii) third, among all Holders of Registrable Securities of the same class of Series A or Series B Preferred requested by the Initiating Holders, on a pro rata basis, as nearly as practicable up to the respective amounts of shares of Registrable Securities, held by such Holders and not included in the allocation under section (i) above;

                        (iv) fourth, to the Company, as nearly as practicable up to the amount of Registrable Securities held by the Company; and

                        (v) fifth, all Holders of Registrable Securities of the Company who are either an officer or director of the Company, on a pro-rata basis, as nearly as practicable up to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement.

        No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

        If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

        2.2 COMPANY REGISTRATION.

                (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

                        (i) promptly give to each Holder written notice thereof and a reasonably detailed explanation of such Holder's rights and obligations under this Section 2.2;


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

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after mailing of such written notice by the Company, by any Holder; and

                        (iii) use its best efforts to effect such registration under the Securities Act of all Registrable Securities that the Holders have requested that the Company register.

        Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company; second, among all Holders of Series A and Series B Registrable Securities, on a pro rata, as converted basis, as nearly as practicable to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement; and third, among all Holders of Registrable Securities who are either an officer or a director of the Company, in proportion, as nearly as practicable to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

                (b) To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest one hundred (100) shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration; provided, that the Company shall have the obligation to pay all Registration Expenses in connection with any such registration incurred pursuant to this Section 2.2.


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

        2.3 REGISTRATION ON FORM S-3.

                (a) If any Initiating Holder or Initiating Holders of the then-outstanding Series A or Series B Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate offering price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Series A or Series B Registrable Securities for such an offering, the Company shall give prompt notice of such proposed registration to all Holders and shall use its best efforts to cause the Registrable Securities, and any other Registrable Securities held by others who so notify the Company in writing within a reasonable time that they wish to participate, to be registered for the offering on such form and to cause the Registrable Securities to be qualified in such jurisdictions as the Initiating Holder or Initiating Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration requested by Initiating Holders of Series A Preferred, and more than one registration requested by Initiating Holders of Series B Preferred, pursuant to this Section 2.3 in any twelve (12) month period. The substantive provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3.

                (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Initiating Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Initiating Holder, provided that such right to delay a request may not be exercised by the Company more than once in any twelve-month period.

        2.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement granting any Holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) the rights of such holders to participate in Company offerings are subordinate to the rights of the Holders under Sections 2.2 and
2.3 and such holder shall have no right to make a demand registration which could result in such registration statement being declared effective prior to October 1, 2002, or (ii) the Holders of fifty percent (50%) or more of the Registrable Securities consent to the grant of such registration rights.

        2.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

        2.6 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will as expeditiously as possible:

                (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed;

                (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement and of each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents in conformity with the Securities Act as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

                (c) prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof, provided that before filing a registration statement, or any amendments or supplements thereto, the Company will furnish to the Holders and their counsel, copies of all documents to be filed, which documents will be subject to the review of such counsel;

                (d) use its best efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the selling Holder; provided, however, that the Company shall not


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

be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

        (e) if the Company has delivered preliminary or final prospectuses to the selling Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Holders and, if requested, the selling Holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Holders with revised prospectuses and, following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares;

        (f) make available for inspection by Holders of the Registrable Securities covered by the registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, officers, directors and employees of the Company, and cause all of such officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the registration statement;

        (g) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.6(c), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of any prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        (h) use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen
(18) months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

        (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

        (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holder or Holders of a majority of the shares of such Registrable Securities shall reasonably request.

        2.7 INDEMNIFICATION.

                (a) The Company will indemnify and hold harmless each Holder and each affiliate thereof, and their respective officers, directors, partners, accountants, legal counsel and agents, and each person controlling such Holder or affiliate thereof within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each person or entity that participates as underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (each, a "Company Indemnified Party"), against all expenses, claims, losses, damages or liabilities (joint or several) (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act, the Exchange Act, state securities or Blue Sky Laws or otherwise applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Company Indemnified Party, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or proceeding, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively the "Holder Indemnified Parties"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that in each of the foregoing pursuant to this Section 2.7(b) such Holder shall only indemnify the Holder Indemnified Parties to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder.

                (c) Each party entitled to indemnification under this Section
2.7 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of the commencement of any action, claim or proceeding as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (other than the reasonable costs of investigation which shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless but only to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is, in the reasonable judgment of the Indemnified Party an actual or potential conflict of interest or separate and different defenses. If there is such an actual or potential conflict, then such Indemnified Party may employ separate counsel to represent such Indemnified Party and the Indemnifying Party shall be liable for the reasonable fees and expenses of separate counsel. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion (i) so that such Holder shall under no circumstances be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement and (ii) so that the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances shall be considered, and the Company and the other selling Holders are responsible for the remaining portion; provided, however, that in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person to the extent that contribution is not permitted under Section 11(f) of the Securities Act will be entitled to contribution.

                (e) The obligations of the Company and Holders under this
Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                (f) The obligations of the parties under this Section 2 shall be in addition to any liability which any party may otherwise have to any other party.

        2.8 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement, to the extent not earlier terminated by the terms hereof, shall terminate as to any Holder (i) five (5) years after the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of common stock for the account of the Company to the public, or (ii) at such time after the Company's initial registered public offering as all Registrable Securities held by such Holder can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including without limitation Rule 144(k)) promulgated thereunder and such Holder owns less than 1% of the then outstanding Registrable Securities.

        2.9 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing, pertinent to such Holder and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

        2.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

        (c) So long as a Holder owns any Shares that are Restricted Securities to furnish promptly to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

        2.11 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted Holders under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that the Company is given notice of the transfer or assignment and: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) either (A) such assignee or transferee acquires at least 1,850,000 shares of Registrable Securities or, if lesser, all of such shares held by the Holder or (B) such transferee is an affiliate of the Holder (defined as a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Holder). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner or retired partner of a Holder which is a partnership, or any family member or trust for the benefit of any such individual holder, without compliance with item (ii) above.

        2.12 STANDOFF AGREEMENT. Each Holder agrees in connection with the public offering of the Company's securities, upon written request of the Company or the managing underwriter, if any, any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriter, as the case may be, for such period of time (not to exceed one hundred eighty (180) days)(the "Lockup Period") during the effectiveness of such registration statement relating to such offering, provided that similar lockup agreements are entered into by each of the Company's officers and directors and all Holders holding not less than one percent (1%) of the outstanding capital stock of the Company (including shares of Common Stock issuable upon the conversion of shares of Preferred, or other convertible securities, or upon the exercise of options, warrants or rights) and that such agreement shall not apply to Registrable Securities included in the registration statement. In order to enforce the provisions of this Section 2.1, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each Holder not included in the registration statement until the end of the Lockup Period.

        2.13 MERGER ETC. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume any and all of the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this
Section 2.13 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (a) cash, (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

                                    SECTION 3
                       PREEMPTIVE RIGHT ON COMPANY ISSUES

        3.1 COMPANY OFFER. The Company shall give the Holders forty (40) days' prior written notice (the "Company Offer"), delivered or mailed as provided in
Section 5.4, of the Company's intention to sell or issue any equity securities (the "Company Offered Securities"), other than an Exempt Issuance, stating the material proposed terms of such sale or issuance and the identity of the Person, if known, who has offered to purchase the Company Offered Securities. Such notice shall include a representation to the Holders that, to the Company's knowledge, a Person has made a bona fide offer to consummate such Company Offer, and the Company has a good faith intention to sell such equity securities to such Person on the terms specified. A Company Offer shall constitute an offer by the Company, irrevocable for forty (40) days, to sell or issue to each Holders such Holder's Pro Rata Portion of the Company Offered Securities on the same terms as specified in the Company Offer or, if such terms provide for consideration other than cash, for cash in an amount equal to the fair market value of such noncash consideration (as determined by the Board) if the parties cannot mutually agree upon such value.

        3.2 ACCEPTANCE OF COMPANY OFFER. Within forty (40) days after receipt of a Company Offer, each Holder shall give an irrevocable written notice to the Company (a "Section 3 Acceptance Notice") that (i) such Holder has elected to purchase any of the Company Offered Securities. If such Holder fails to give a
Section 3 Acceptance Notice by the end of such forty (40) day period, such Holder shall be deemed to have elected not to purchase any of the Company Offered Securities.

        3.3 SALE TO THIRD PARTIES. If a Holder does not elect to purchase all of its Pro Rata Portion of the Company Offered Securities, the Company shall have the right, exercisable not later than ninety (90) days after the giving of the Company Offer, to issue the Company Offered Securities not purchased by the Holder on terms and conditions no more favorable than those set forth in the Company Offer.

        3.4 CLOSING. The closing of any sale or issue of Company Offered Securities to a Holder pursuant to this Section 3 shall take place on such date, within thirty (30) days of the date of the Section 3 Acceptance Notice (subject to extension to comply with any applicable law), as shall be agreed by the Company and such Holder. At any such closing, the Company shall deliver to such Holder certificate(s) representing the Company Offered Securities being issued, registered in the name of such Holder or its nominee, against payment of the applicable purchase price by check or wire transfer of same day funds.

        3.5 TERMINATION OF PREEMPTIVE RIGHTS. The rights of the Holders under this Section 3 shall terminate upon such time as such Holder beneficially owns less than 4,000,000 Shares.

                                    SECTION 4
                               INFORMATION RIGHTS

        4.1 FINANCIAL STATEMENTS AND OTHER INFORMATION.

        The Company hereby covenants and agrees that, so long as it is not subject to the reporting requirements pursuant to Section 13 or 15(d) of the Exchange Act, it will mail the following reports, provide access to the Company, and provide prompt notification, as applicable, to each Holder for so long as such Holder is a holder of at least 4,000,000 Shares (as adjusted for any stock split, stock dividend, stock combination or other recapitalization, a "RECAPITALIZATION"):

                (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audited consolidated balance sheets of the Company and its consolidated subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and retained earnings and consolidated statements of cash flows of the Company and its consolidated subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, reported on without a "going concern" or like qualification or exception, all in reasonable detail and audited by nationally recognized independent public accountants selected by the Company.

                (b) As soon as practicable after the end of each fiscal month of the Company and in any event within thirty (30) business days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such monthly period, and unaudited consolidated statements of income and retained earnings and unaudited consolidated statements of changes in cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail comparing such financial information to the Company's budgeted figures for such monthly period, and the comparable figures for the previous year including a narrative explaining all significant variations with management's analysis of the results of operations and with such financial statements certified by the principal financial or accounting officer of the Company as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated subsidiaries, if any.

                (c) At least 60 days prior to the beginning of each fiscal year, a budget (containing an operating plan with monthly breakdowns of income and retained earnings and cash flow and narrative explanation) for the subsequent fiscal year.

                (d) The Company shall provide Holders and their representatives with free and full access to the financial and other records, corporate documents, business records and properties of the Company and reasonable access to all officers, directors and employees of the Company, provided however, that the Holders (and their representatives) agree to maintain the confidentiality of such information.

                (e) The Company shall promptly notify the Holders of any (i) material adverse change in the business, operations, prospects, assets or condition, financial or otherwise, of the Company and (ii) litigation, claim or proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or otherwise in respect of the Preferred or against any founder, officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect its business, operations, prospects, assets or condition, financial or otherwise or the validity of the Preferred.

        The information rights described in this Section 4.1 shall also apply to: (i) any partner or retired partner of any such Holder which is a partnership (subject to any limitations on the information rights of such a partnership's limited partners which may be disclosed in writing to the Company by a general partner of such partnership); (ii) any family member or trust for the benefits of any such individual holder; or (iii) any transferee; provided, that the party requesting information rights is a Holder of at least 4,000,000 Shares (as adjusted for Recapitalizations) and the Company is given written notice thereof.

                                    SECTION 5
                                  MISCELLANEOUS

        5.1 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware as applied to agreements made and performed in Delaware by residents of the State of Delaware.

        5.2 ADDITIONAL PURCHASERS. The Company expects to issue and sell Series B Preferred in one or more closings. Upon executing and delivering a counterpart signature page to this Agreement at the time of purchase, each purchaser of the Preferred shall become party to this Agreement, shall be included within the definition of "Holder," and shall be added to the list of Purchasers at Exhibit A.

        5.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, supplemented, modified, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Holders of a majority of the Registrable Securities may, with the Company's prior written consent, waive, modify or amend on behalf of all Holders, any provisions hereof.

        5.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise delivered by hand or by messenger, addressed (a) if to a Holder at such Holder's address set forth on the signature pages hereof, or at such other address as such Holders shall have furnished to the Company in writing or (b) if to any other holder of any shares of Company Stock, at such address as such holder shall have furnished the Company in writing, or until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company's executive offices addressed to the attention of the Chief Executive Officer, at such address as the Company shall have furnished to the Holders, and one copy should be sent to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attn.: Arthur F. Schneiderman.

        Each such notice or other communication shall, unless otherwise expressly provided herein, be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

        5.5 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        5.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        5.7 ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specified number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

        5.8 AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        5.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        5.10 RESERVATION OF COMMON STOCK. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all the Preferred at any time outstanding.

        5.11 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.

COMPANY:

XCARE.NET, INC.
a Delaware corporation

By:
   --------------------------------------
   Lorine R. Sweeney, President


INVESTORS

VERTEX TECHNOLOGY FUND (II) LTD.

By: Vertex Technology Fund (II) Ltd.
    its general partner

By:
   --------------------------------------
   a general partner


DAUPHIN CAPITAL PARTNERS I, L.P.

By: DCP I, LLC
    its general partner

By:
   --------------------------------------
   a managing member


ATLANTIC MEDICAL CAPITAL, L.P.

By: Atlantic Medical Associates, L.P.
    its general partner

By: Atlantic Medical Partners, LLC
    its general partner

By:
   --------------------------------------
   a managing member


         [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

NAZEM & COMPANY IV, L.P.

By: Nazem & Associates IV, L.P.
    its general partner

By:
   --------------------------------------
   a general partner


THE TRANSATLANTIC VENTURE FUND C.V.

By:
   --------------------------------------
   an investment manager


SINGAPORE COMPUTER SYSTEMS LIMITED

By:
   --------------------------------------


DENNIS YONG

By:
   --------------------------------------


SECOND CLOSING INVESTORS:

SEQUEL LIMITED PARTNERSHIP II

By: Sequel Venture Partners II, LLC

By:
   --------------------------------------
   Dan J. Mitchell
   Manager


         [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

SEQUEL ENTREPRENEURS FUND II, L.P.

By: Sequel Venture Partners II, LLC

By:
   --------------------------------------
   Dan J. Mitchell
   Manager


CB HEALTHCARE FUND, L.P.

By: CB Health Ventures, LLC

By:
   --------------------------------------
Title: Manager


CANPARTNERS INVESTMENTS, IV LLC
a California limited liability corporation

By: Canpartners Incorporated, a California corporation

By:
   --------------------------------------

Title:
      -----------------------------------


ATLANTIC MEDICAL CAPITAL, L.P.

By: Atlantic Medical Associates, L.P.
    its general partner

By: Atlantic Medical Partners, L.P.
    its general partner

By:
   --------------------------------------
   a managing member


ARTHUR F. SCHNEIDERMAN

By:
   --------------------------------------

RACHEL S. LOVEJOY

By:
   --------------------------------------


         [AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

                                    EXHIBIT A

                                    INVESTORS

                            SERIES B - SECOND CLOSING

        INVESTOR                          SHARES
        --------                          ------
Sequel Limited Partnership II
4430 Arapahoe Avenue
Suite 220
Boulder, CO 80303                         10,740,741

Sequel Entrepreneurs Fund II, L.P.
4430 Arapahoe Avenue
Suite 220
Boulder, CO 80303                           370,370

CB Healthcare Fund, L.P.
One Boston Place
Suite 4010
Boston, MA 02108                          11,111,111

Canpartners Investments, IV L.L.C.
9665 Wilshire Blvd.
Suite 200
Beverly Hills, CA 90212                   1,296,296

Atlantic Medical Capital, L.P.
156 W. 56th Street
Suite 1605
New York, New York 10019-3800
Attn: Andy Cowherd                          400,741

Arthur F. Schneiderman
650 Page Mill Road
Palo Alto, CA 94304-1050                    151,111

Rachel S. Lovejoy
650 Page Mill Road
Palo Alto, CA 94304-1050                      3,704


Total                                     24,074,074
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